UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 23, 2012
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.
As previously announced, the shareowners of The Coca-Cola Company (the "Company") approved an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 5.6 billion to 11.2 billion and effect a two-for-one stock split of the common stock. The record date for the stock split was July 27, 2012, and the additional shares were distributed on August 10, 2012. Each shareowner of record on the close of business on the record date received one additional share of common stock for each share held.
The Company will make available on its website at www.thecoca-colacompany.com, in the "Investors" section, supplemental financial information for each 2011 and 2012 quarterly period and for full year 2011 to illustrate how certain previously reported share and per share amounts were impacted as a result of the stock split. The supplemental financial information that will be posted on the website is attached as Exhibit 99.1 hereto.
The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
Exhibit 99.1	Supplemental Financial Information of The Coca-Cola Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: August 23, 2012	By:	/s/ Kathy N. Waller
Kathy N. Waller Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Supplemental Financial Information of The Coca-Cola Company.

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